Exhibit 99.1

GSI Group Inc. Announces Nasdaq Delisting and Reports Progress on Revenue Recognition Review and

Preliminary Third Quarter 2009 Bookings and Cash Balance

BEDFORD, MA – November 4, 2009: GSI Group Inc. (the “Company”) (Nasdaq: GSIG), a supplier of precision technology and semiconductor systems, today announced that it received notification from the Nasdaq Hearings Panel that the Panel has determined to delist the Company’s shares from the Nasdaq Stock Market and will suspend trading in the Company’s shares effective at the open of business on November 5, 2009. The Panel’s determination was made in connection with the Company’s non-compliance with the filing requirements set forth in Listing Rule 5250(c)(1) due to the delayed filing of certain of its periodic reports.

As provided under applicable Nasdaq rules, the Company intends to request a review of the Panel’s determination by the Nasdaq Listing and Hearing Review Council. The request for review will not operate as a stay of the Panel’s determination to delist the Company’s securities. In addition, in accordance with Nasdaq rules, both the Listing Council and the Board of Directors of The Nasdaq Stock Market LLC may call the Panel’s decision for review. Under the applicable Nasdaq rules, the Listing Council cannot grant an exception to the Company beyond November 2, 2009 (which is 360 days from the due date of the first late periodic report). The Listing Council may, in its discretion, recommend that the Nasdaq Board consider the matter further. However, there can be no assurances that the Company’s request for review will be successful, that either the Listing Council or the Nasdaq Board will call the decision for review, or that the Company’s common stock will not be delisted.

The Company anticipates that its common stock will be quoted on the Pink OTC Markets Inc. automatically and immediately after Nasdaq suspends trading. The trading symbol of the Company’s common stock will continue to be “GSIG.”

As previously disclosed, the Company previously requested and was granted a hearing before the Panel. The Panel determined to grant the Company’s request for continued listing on Nasdaq conditioned on the Company (i) reporting to the Panel on or before August 31, 2009 the status of its public disclosure about the range of adjustments the Company expects to make to revenue transactions in its Precision Technology Segment for 2004 through 2008 and (ii) filing its delayed periodic reports and any required restatements on or before November 2, 2009. On August 31, 2009, the Company issued a press release announcing, among other matters, estimated upper bounds of the revenue adjustments in its Precision Technology Segment during fiscal years 2004 through 2008. While the Company continues to work diligently to complete the preparation and filing of its delayed periodic reports, in addition to its restated financial statements for fiscal years 2006, 2007 and 2008, the Company was not able to meet the November 2, 2009 deadline.

The Company has substantially completed its review of revenue transactions in its Precision Technology Segment. However, the Company requires additional time to finalize its financial statements. As previously disclosed, the evaluation and assessment of potential adjustments to revenue transactions with multiple element arrangements in the Company’s Precision Technology Segment during fiscal years 2004 through 2008 entailed the compilation, review, and analysis of a database of approximately 84,000 purchase orders comprising approximately 300,000 lines of data from nine different enterprise reporting systems. The Company’s review further consisted of analyzing each line item of every purchase order submitted during this period, which required the Company to perform several iterations of the analysis on several subsets of the data such that the Company estimates it analyzed over 500,000 lines of data in total. Gathering the data for analysis proved to be more challenging, and required more time, than originally planned. The reviewed data resided on nine different enterprise wide reporting systems located in nine offices in five countries on three continents: China, Japan, Germany, the United Kingdom, and the United States. The Company intends to complete the preparation and filing of its financial statements and regain compliance as expeditiously as possible.

Today, the Company also reported bookings for the third quarter of 2009 and cash position as of October 31, 2009:

•	Bookings:

Consolidated bookings for the third quarter ended October 2, 2009 were approximately $60 million compared with bookings of approximately $52 million for the comparable period in 2008. Consolidated bookings for the third quarter of 2008 included bookings of the Company’s general optics business, which was divested during the fourth quarter of 2008, and included bookings of Excel Technology, Inc. from the date that company was acquired, August 20, 2008. Bookings of the Company’s Semiconductor Systems Segment for the third quarter ended October 2, 2009 declined approximately 40% compared with the same period in 2008, as the semiconductor industry has been undergoing one of the most severe downturns on record.

•	Cash:

As of October 31, 2009, the Company had cash and cash equivalents of approximately $57 million, including approximately $3 million of net cash proceeds received from the sale of a building the Company owned in Rugby, England. In addition to the cash and cash equivalents, at October 31, 2009, the Company owned approximately $14 million of auction rate securities at fair value. Subsequent to October 31, 2009, the Company sold a portion of its auction rate securities for net cash proceeds of approximately $3 million.

Safe Harbor and Forward Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “plan,” and other similar expressions. These forward-looking statements include statements regarding the completion of the restatement of the Company’s financial results for fiscal years 2006, 2007 and 2008, the Company’s ability to file its quarterly reports on Form 10-Q and annual report on Form 10-K, statements related to the continued listing of the Company’s shares on Nasdaq, statements related to the Company’s request for review of the Panel determination, statements related to the possibility that the Nasdaq Listing and Hearings Review Council or the Board of Directors of The Nasdaq Stock Market LLC may review the Panel determination, statements related to the listing of the Company’s shares on the Pink Sheets, the Company’s estimates regarding bookings and cash position, and other statements that are not historical facts. These forward looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward looking statements, including, but not limited to, the following: the Company’s ability to complete and file its delayed periodic reports with the SEC; the outcome of the Company’s financial restatements and review of financial results; the Company’s ability to meet the requirements for continued listing of its shares on Nasdaq; the risks of existing and future litigation and governmental or other regulatory inquiry or proceedings arising out of or related to the Company’s revenue recognition practices; risks related to the impact of delisting on the Company, including the impact on the price of the Company’s common stock and the potential loss of confidence by customers, suppliers, employees and the loss of institutional investor interest in the Company; the highly unpredictable nature of the semiconductor and electronics materials processing industry; deteriorating market conditions; the effect of the current financial and economic crises on credit markets, financial institutions, customers, suppliers and consumers; the Company’s ability to reduce operating expenses and achieve anticipated cost reductions and savings; the Company’s ability to grow and increase profitability; the impact of bookings on current and future sales levels; future liquidity and valuation of auction rate securities; changes in accounting standards; failures of the Company to properly identify the timing of when revenue should be recognized; the Company’s ability to quickly increase manufacturing capacity and promptly respond to fluctuating product demands; the Company’s need to invest in research and development; the Company’s ability to develop and deliver new competitive technology and enhancements and customer acceptance thereof; failure to identify and manage weaknesses in internal controls; the effects of competition; risks related to consolidation of operations and the integration of operations and employees of acquired businesses, including Excel; and the Company’s inability to recognize synergies of acquired businesses, including Excel. Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and in the Company’s subsequent filings with the SEC made prior to or after the date hereof. Such statements are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

For more information contact:

GSI Group Inc., Investor Relations

Telephone: 781-266-5137

Email: InvestorRelations@gsig.com

About GSI Group Inc.

GSI Group Inc. supplies precision technology to the global medical, electronics, and industrial markets and semiconductor systems.